Exhibit 99.1

Halozyme Completes Antares Pharma Acquisition

SAN DIEGO, May 24, 2022 — Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme”) today announced the successful completion of its acquisition of Antares Pharma, Inc. (“Antares”).

The tender offer for all of the outstanding shares of Antares common stock expired as scheduled at one minute after 11:59 p.m., Eastern Time, on Monday, May 23, 2022. The minimum tender condition and all of the other conditions to the offer have been satisfied and on May 24, 2022, Halozyme accepted for payment and will promptly pay for all shares validly tendered and not validly withdrawn.

Following its acceptance of the tendered shares, Halozyme completed its acquisition of Antares through the merger of a wholly owned subsidiary of Halozyme with and into Antares, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, with Antares continuing as the surviving corporation and becoming a wholly owned subsidiary of Halozyme.

In connection with the merger, all Antares shares not validly tendered in the tender offer have been converted into the right to receive the same $5.60 per share in cash, without interest thereon and net of any applicable withholding taxes, that would have been paid had such shares been validly tendered in the tender offer. As of May 24, 2022, Antares common stock will cease to be traded on the NASDAQ Global Select Stock Market.

BofA Securities, Inc. and Wells Fargo Securities LLC acted as financial advisors to Halozyme and Weil, Gotshal & Manges LLP acted as legal advisor. Jefferies LLC acted as financial advisor to Antares and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme advises and supports its biopharmaceutical partners in key aspects of new drug development with the goal of improving patients’ lives while helping its partners achieve global commercial success. As the innovators of the ENHANZE® technology, which can reduce hours-long treatments to a matter of minutes, Halozyme’s commercially-validated solution has touched more than 600,000 patient lives in post-marketing use via five commercialized products across more than 100 global markets. Halozyme and its world-class partners are currently advancing multiple therapeutic programs intended to deliver innovative therapies, with the potential to improve the lives of patients around the globe. Halozyme’s proprietary enzyme rHuPH20 forms the basis of the ENHANZE® technology and is used to facilitate the delivery of injected drugs and fluids, potentially reducing the treatment burden of other drugs to patients. Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, AbbVie, Eli Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics, ViiV Healthcare and Chugai Pharmaceutical. Halozyme derives revenues from these collaborations in the form of milestones and royalties as Halozyme’s partners make progress developing and commercializing their products being developed using ENHANZE®. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Halozyme believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Halozyme, that could cause actual results and developments to differ materially from those expressed in the forward-looking information and statements. These risks and uncertainties include among other things, risks related to the successful integration of Halozyme and Antares, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized, risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company, and the possibility that, if Halozyme does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Halozyme’s shares could decline, as well as other risks related Halozyme’s and Antares’ respective business, including the ability to grow sales and revenues from existing products and to develop, commercialize or market new products, competition, and the uncertainties inherent in research and development, including decisions of regulatory authorities regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding matters that could affect the availability or commercial potential of such product candidates and the fact that product candidates if approved may not be commercially successful. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on Halozyme’s consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the public filings with the U.S. Securities and Exchange Commission (the “SEC”) made by Halozyme and Antares, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Halozyme’s and Antares’ annual reports on Form 10-K for the year ended December 31, 2021. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Halozyme and Antares do not undertake any obligation to update or revise any forward-looking information or statements.

Contacts

For investor inquiries please contact:

Dawn Schottlandt / Claudia Styslinger

Argot Partners

212-600-1902

Halozyme@argotpartners.com

ir@halozyme.com